                                                       Exhibit 99.B(h)(10)(B)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                          EXPENSE LIMITATION AGREEMENT

                               ING INVESTORS TRUST

                            OPERATING EXPENSE LIMITS

                                                                             CLASSES
                                                                             -------
NAME OF FUND*                                          ADVISER     INSTITUTIONAL      SERVICE      SERVICE 2
-------------                                         ---------    -------------    ----------    ----------
ING FMR(SM) Earnings Growth Portfolio                    1.35%         0.75%           1.00%         1.15%
Initial Term Expires May 1, 2007

ING FMR(SM) Small Cap Equity Portfolio                   1.60%         1.00%           1.25%         1.40%
Initial Term Expires May 1, 2007

ING JPMorgan Value Opportunities Portfolio               1.13%         0.53%           0.78%         0.93%
Initial Term Expires May 1, 2007

ING Marsico International Opportunities Portfolio        1.28%         0.68%           0.93%         1.08%
Initial Term Expires May 1, 2007

ING MFS Utilities Portfolio                              1.40%         0.80%           1.05%         1.20%
Initial Term Expires May 1, 2006

ING Wells Fargo Small Cap Disciplined Portfolio          1.47%         0.87%           1.12%         1.27%
Initial Term Expires May 1, 2007

                                                                          /s/ HE
                                                                          ------
                                                                              HE

  Effective Date: November 30, 2005

  * This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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